Exhibit 99


DynCorp and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands)

                                                                 December 31,
                                                              1995      1994(a)
Assets
Current Assets:
   Cash and short-term investments                          $ 31,151   $  7,738
   Accounts receivable and contracts in process              179,706    172,731
   Inventories of purchased products and supplies,
     at lower of cost (first-in, first-out) or market          1,383        793
   Deferred income taxes                                           -      2,698
   Other current assets                                        8,095      4,122
   Net current assets of discontinued operations                   -     18,316
      Total Current Assets                                   220,335    206,398

Property and Equipment, at cost:
   Land                                                        1,621      5,372
   Buildings and leasehold improvements                        9,773     24,348
   Machinery and equipment                                    30,234     25,868
                                                              41,628     55,588
   Accumulated depreciation and amortization                 (22,600)   (17,739)
      Net property and equipment                              19,028     37,849

Intangible Assets, net of accumulated amortization            50,689     51,837

Other Assets                                                  85,438     32,788

Net Noncurrent Assets of Discontinued Operations                   -     67,128

      Total Assets                                          $375,490   $396,000


Liabilities and Stockholders' Equity
Current Liabilities:
   Notes payable and current portion of long-term debt      $  1,260   $  3,004
   Accounts payable                                           38,007     18,878
   Deferred revenue and customer advances                      4,814      3,863
   Accrued income taxes                                       11,374         30
   Accrued expenses                                          100,152     95,482
      Total Current Liabilities                              155,607    121,257

Long-term Debt                                               104,112    230,444

Deferred Income Taxes                                          2,917      1,210

Other Liabilities and Deferred Credits                        86,992     33,551

Contingencies and Litigation                                       -          -

Temporary Equity:
 Redeemable Common Stock -
  ESOP Shares, 3,791,391 shares issued at $18.10
  and 3,904,132 at $14.50 in 1995 and 3,946,542 at $18.20
  and 2,977,425 at $14.60 in 1994, subject to restrictions   100,481     86,338
 Management Investors, 21,287 shares issued at
  $109.64 in 1995 and 32,471 at $110.41 in 1994, subject to
  restrictions                                                27,087     32,544
 Other, 125,714 shares issued at $18.10 and $18.20
  in 1995 and 1994, respectively                               2,275      2,288

Permanent Stockholders' Equity:
 Preferred Stock, Class C 18% cumulative, convertible,
  $24.25 liquidation value (liquidation value including
  unrecorded dividends $11,863,000 in 1995 and $9,948,000
  in 1994), 123,711 shares authorized, issued and
  outstanding                                                  3,000      3,000
 Common Stock, par value ten cents per share, authorized
  20,000,000 shares; issued 1,588,587 shares in 1995
  and 812,387 shares in 1994                                     159         81
 Common Stock Warrants                                        11,305     11,486
 Unissued Common Stock under restricted stock plan             5,908      9,923
 Paid-in Surplus                                             142,294    120,354
 Adjustment for redemption value greater than par value     (129,172)  (120,460)
 Deficit                                                    (115,888)  (118,256)
 Common Stock Held in Treasury, at cost; 1,235,509 shares
  and 173,988 warrants in 1995 and 459,309 shares and
  173,988 warrants in 1994                                   (21,084)    (8,817)
 Unearned ESOP Shares                                           (503)         -
 Cummings Point Industries Note Receivable                         -     (8,943)
     Total Liabilities and Stockholders' Equity             $375,490   $396,000


(a) Restated for the discontinuance of the Commercial Aviation business

DynCorp and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31
(Dollars in thousands except per share data)



                                                             1995    1994(a)
Revenues                                                   $908,725  $818,683

Costs and expenses:
     Cost of services                                      $871,471  $783,095
     Selling and corporate administrative                    18,705    16,887
     Interest expense                                        14,856    14,903
     Interest income                                         (3,804)   (2,398)
     Other                                                   10,058     7,654
        Total costs and expenses                            911,286   820,141

Loss from continuing operations before income taxes,
 minority interest and extraordinary item                    (2,561)   (1,458)
   Provision (benefit) for income taxes                      (9,090)   (2,236)
Earnings (loss) from continuing operations before
 minority interest and extraordinary item                     6,529       778
   Minority interest                                          1,255     1,130

Earnings (loss) from continuing operations before
 extraordinary item                                           5,274      (352)
   Loss from discontinued operations, net of
     income taxes                                            (1,416)  (12,479)
   Gain on sale of discontinued operations, net of
     income taxes                                             1,396         -

Earnings (loss) before extraordinary item                     5,254   (12,831)
   Extraordinary loss from early extinguishment
     of debt, net of income taxes                            (2,886)        -

Net earnings (loss)                                         $ 2,368  $(12,831)

  Preferred Class C dividends not declared or
    recorded                                                 (1,915)   (1,606)

Common stockholders' share of earnings (loss)               $   453  $(14,437)

Earnings (Loss) Per Common Share
  Primary and fully diluted:
    Continuing operations before extraordinary item         $  0.27  $  (0.29)
    Discontinued operations                                       -     (1.83)
    Extraordinary item                                        (0.23)        -
    Common stockholders' share of earnings (loss)           $  0.04  $  (2.12)

(a) Restated for the discontinuance of the Commercial Aviation business